CERTAIN CONFIDENTIAL MATERIAL CONTAINED
                                IN THIS DOCUMENT, MARKED BY BRACKETS,
                                HAS BEEN OMITTED AND FILED SEPARATELY
                                  WITH THE SECURITIES AND EXCHANGE
                                  COMMISSION PURSUANT TO RULE 24b-2
                               OF THE SECURITIES EXCHANGE ACT OF 1934,
                                             AS AMENDED.










                               SUBLEASE


                                BETWEEN


                 E. I. du Pont de Nemours and Company


                                  and


                     Dynamic Materials Corporation

                     SUBLEASE - TABLE OF CONTENTS
                     ----------------------------

Paragraph                                                         Page
- ---------                                                         ----
     1.   MASTER LEASE . . . . . . . . . . . . . . . . . . . . .     2
     2.   LEASED PREMISES. . . . . . . . . . . . . . . . . . . .     3
     3.   TOLL MANUFACTURING AGREEMENT . . . . . . . . . . . . .     6
     4.   REQUIREMENTS OF PUBLIC AUTHORITY . . . . . . . . . . .     7
     5.   TERM . . . . . . . . . . . . . . . . . . . . . . . . .     7
     6.   RENT . . . . . . . . . . . . . . . . . . . . . . . . .     8
     7.   USE. . . . . . . . . . . . . . . . . . . . . . . . . .    11
     8.   TAXES AND ASSESSMENTS. . . . . . . . . . . . . . . . .    12
     9.   REPAIR AND MAINTENANCE . . . . . . . . . . . . . . . .    13
     10.  ACCESS-LEASED PREMISES, RECORDS AND INSPECTION . . . .    14
     11.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . .    14
     12.  INDEMNIFICATION AND LIMITATION OF LIABILITY. . . . . .    16
     13.  DEFAULT. . . . . . . . . . . . . . . . . . . . . . . .    26
     14.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . .    30
     15.  CASUALTY . . . . . . . . . . . . . . . . . . . . . . .    31
     16.  QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . .    33
     17.  ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . .    33
     18.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . .    34
     19.  SURRENDER. . . . . . . . . . . . . . . . . . . . . . .    34
     20.  AMENDMENT AND RECORDATION. . . . . . . . . . . . . . .    35
     21.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . .    35
     22.  BROKER . . . . . . . . . . . . . . . . . . . . . . . .    35
     23.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . .    36
     24.  PARTIAL INVALIDITY . . . . . . . . . . . . . . . . . .    37
     25.  NO PARTNERSHIP . . . . . . . . . . . . . . . . . . . .    38
     26.  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . .    38
     27.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . .    38
     28.  SUCCESSION . . . . . . . . . . . . . . . . . . . . . .    38
          EXHIBIT "A"--DUNBAR FACILITY AND LEASED PREMISES

                               SUBLEASE
                               --------

          THIS SUBLEASE AGREEMENT (the "Lease"), entered into as of this 22nd day of July, 1996, is by and between E. I. du Pont de Nemours and Company, a Delaware corporation, having its principal office and place of business at 1007 Market Street, Wilmington, Delaware 19898 ("LANDLORD"), and Dynamic Materials Corporation a Colorado corporation, having its principal office and place of business at 551 Aspen Ridge Drive, Lafayette, Colorado 80026 ("TENANT").

                              BACKGROUND
                              ----------

     (a) LANDLORD is the lessee of a tract of land situate in Fayette County, Pennsylvania, known as the "Dunbar Facility" and;

     (b) On the date hereof LANDLORD is selling to TENANT LANDLORD's DETACLAD(R) explosion bonding clad metal business (the "Business"), which business operates, in part, at the Leased Premises;

     (c) The portion of the Dunbar Facility that includes the approximate 27 acre operating area and the right to use the Blue Stone Mine is referred to herein as the "Leased Premises".

     (d) It is the intent of the parties hereto that LANDLORD shall sublease the Leased Premises to TENANT upon and subject to the conditions and limitations herein.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

          1.   MASTER LEASE.  By lease dated October 19, 1985, by and
               ------------
between the Daniel Harper Estate, as owner (hereinafter referred to as "Owner") and E. I. du Pont de Nemours and Company, as tenant ("MASTER LEASE"), Owner leases the Dunbar Facility, comprising approximately 378 acres, to LANDLORD. This Lease is made subject to MASTER LEASE except where the provisions of MASTER LEASE are inconsistent with the provisions of this Lease in which case the provisions of this Lease will control. Where in MASTER LEASE there are duties owed by Owner to LANDLORD which are necessary for the proper enjoyment of this Lease, LANDLORD will make all reasonable efforts to obtain the performance of such duties by Owner in favor of TENANT, but LANDLORD shall not be liable for the failure of Owner under the terms of MASTER LEASE to perform said duties nor for the result of such failure. If Owner is in default of its obligations and LANDLORD is unsuccessful in obtaining Owner's performance, then upon TENANT's written request LANDLORD shall assign to TENANT its rights to enforce the Master Lease against Owner. TENANT hereby agrees to faithfully and promptly perform all of the obligations and duties of LANDLORD to Owner under MASTER LEASE with respect only to the Leased Premises except the obligation of LANDLORD to pay rent, which obligation

 LANDLORD agrees to continue to perform during the term hereof.

          2.  LEASED PREMISES.  LANDLORD, for and in consideration of
              ---------------
the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of TENANT, its successors and permitted assigns, does hereby lease, rent and demise unto TENANT, and TENANT does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, a portion of the Dunbar Facility (the "Leased Premises").

          The Dunbar Facility comprises the tract of land described as follows:

          ALL THAT CERTAIN TRACT OR PARCEL OF LAND situate in the Township of Dunbar, County of Fayette and Commonwealth of Pennsylvania, containing approximately 378 acres, more or less; said tract is as shown on the Mine Survey of the former New Castle Lime & Stone Company Mine, prepared by Sucevic Engineering, Hopwood, PA, in September, 1979 (the "Plan") attached hereto, made a part hereof and marked Exhibit "A".

          The Leased Premises is the portion of the Dunbar Facility containing approximately 27 acres shown on the Plan attached hereto as Exhibit "A" and described as follows: the surface land bounded by (a) a 2,700 foot length of the Dunbar-Ohiopyle Road (L.R. 26047) (at its centerline) to the Southwest; (b) a line extending from the intersection of the

mine access road and Dunbar-Ohiopyle Road approximately 800 feet to the edge of the mine face; (c) the mine face starting from the edge of the mine face and extending along the mine face to a point beyond the explosives magazine that is approximately 600 feet from the centerline of the easternmost mine portal; and (d) a line from the mine face (as extended) traveling approximately 700 feet to the Dunbar-Ohiopyle Road (L.R. 26047).

          In addition, LANDLORD hereby leases, rents and demises unto TENANT the right to enter and use certain of the underground passages of the Blue Stone Mine, such passages being shown on the Plan attached as Exhibit "A", upon and subject to the limitations hereinafter expressed. The Plan is marked to show the primary access and operating areas, the emergency access areas, and the areas for explosions. Except as expressly provided herein, TENANT shall have no right to the surface portion of the Blue Stone Mine or to the underground passages which are not a part of the Leased Premises.

          The afore-described Leased Premises are leased subject to the following:

     (1) all matters of record concerning use of the Leased Premises and any state of facts that an inspection of the Leased
          Premises would disclose;

     (2) present and future zoning laws, ordinances, resolutions, and regulations of all boards, bureaus, or commissions and bodies of any municipal, county, state or federal sovereign now or hereafter having or acquiring jurisdiction of the Leased Premises and the use and improvements thereof;

     (3) the effect of all present and future laws and ordinances relating to TENANT's use of the Leased Premises;

     (4) violations of laws and ordinances that might be disclosed by an examination and inspection or search of the Leased
          Premises as of the date first above written;

     (5) except as set forth in Section 12, the condition and state of repair of the Leased Premises as the same may be on the date first above written;

     (6) all taxes, assessments, water meter and water charges, sewer rents commencing as of the date first above written;

     (7) existing oil and gas leases on the Leased Premises, under which TENANT is not permitted to drill within the area actually occupied by

           the hereinbefore referred to Blue Stone Mine; and

     (8) the right of the fee Owners to enter on said Leased Premises to cut and remove timber.

          3.   TOLL MANUFACTURING AGREEMENT.  TENANT and LANDLORD
               ----------------------------
have, on the date hereof, entered into a Tolling/Services Agreement for Industrial Diamonds (the "Tolling Agreement").

          4.  REQUIREMENTS OF PUBLIC AUTHORITY.  During the term of
              --------------------------------
this Lease, TENANT, at its own cost and expense, shall promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of the Federal, State, County, Town, Village and City Governments and of all other governmental authorities affecting Leased Premises or any part thereof whether the same are in force at the commencement of the term of this Lease or may in the future be passed, enacted or directed, and, except as set forth in Section 12 herein, TENANT shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees, that may in any manner arise out of or be imposed because of the failure of TENANT to comply with the covenants of this Paragraph. Without limiting the foregoing, TENANT, at TENANT's cost and expense, shall obtain and maintain all licenses, permits and approvals necessary to perform

explosion bonding operations and services under the Tolling Agreement and Landlord shall take all reasonable actions to assist Tenant in obtaining the same.

          5.  TERM.  Unless terminated as provided herein, the term of
              ----
this Lease shall commence on the date hereof, said date being hereinafter referred to as the "Commencement Date", and shall expire on December 15, 2000, provided however, that this Lease may be extended until December 15, 2005, by TENANT giving LANDLORD written notice of such extension prior to August 1, 1999.

          6.   RENT.  The rent for the Leased Premises shall be as
               ----
follows:

     (a) From and after the Commencement Date and to the expiration or earlier termination of the this Lease, TENANT shall pay monthly, in advance, the following sums: From the date hereof to December 15, 2000 the yearly rental shall be [
        ]*; and (provided this Lease is extended) from December 15, 2000 to December 15, 2005, the yearly rental shall be [
                                   ]*, said rental to be payable in
advance in equal monthly installments before the first of each month, prorated for partial months.

     (b) All other sums, charges or amounts which TENANT has agreed to pay to LANDLORD pursuant to this Lease shall be hereinafter referred to as "Additional Rent". All rent and


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

Additional Rent shall be payable at the office of LANDLORD at the address herein contained or at such other place or places as LANDLORD shall from time to time give TENANT written notice.

          7.  USE.
              ---

     (a) The Leased Premises shall be used only for (i) the operation of the Business, including the explosion bonding of clad metals, and
(ii) performance of services pursuant to the Tolling Agreement.
TENANT shall not use or occupy the Leased Premises, or permit the same to be used or occupied, for any other purpose. In particular, TENANT shall have no rights to mine or extract minerals from any portion of the Leased Premises. Only those portions of the mine designated on the Plan may be used for explosions.

     (b) In the event TENANT's operations within the limestone mine situated on the Leased Premises result in necessary removal of rocks from the mine, TENANT shall pile said rocks so removed in a nearby place to be designated by LANDLORD for disposal by Owner. TENANT shall have no right to the rocks thus removed nor to the proceeds therefrom. Owner shall have the right of egress and ingress in order to remove such rocks.

     (c) TENANT acknowledges that the mine can become damaged by overuse or improper use, in which case the mine may be required to be closed or the frequency of explosions

performed in the mine may be required to be limited.  In order to prolong the life of the mine, TENANT agrees to use no more than
[            ]* of Explosive per detonation.  "Explosive" means [


                                                                   ]*
on the date hereof. TENANT shall not manufacture, test, use or destroy any chemical or explosive materials on the Leased Premises, other than [
               ]* without the express written consent of LANDLORD, which consent shall not be unreasonably withheld. TENANT agrees to use and maintain the mine in such a condition that maintains and prolongs its integrity and useful life, provided, however, that TENANT shall have no responsibility to LANDLORD for adverse effects to the integrity or useful life of the mine caused by (i) TENANT's use of Explosives as specified in this paragraph, or (ii) TENANT's operations according to [
                       ]* as may be amended from time to time in accordance with this Lease or the Tolling Agreement. TENANT agrees to promptly notify LANDLORD of any actions which it knows or reasonably believes could have resulted in soil or groundwater contamination. In addition, TENANT agrees to periodically inspect and repair


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

the mine, including without limitation the underhangs in the mine, so that the mine is (i) maintained in a safe condition during the term of this Lease, and (ii) in substantially the same condition at the end of the term of this Lease as it is on the date first above written, subject to normal wear and tear.

     (d) TENANT acknowledges that hazards may be involved in conducting explosions in the mine, including providing the services under the Tolling Agreement. Accordingly, TENANT agrees to perform all work at the Leased Premises in a careful and workmanlike manner and to take all reasonably necessary precautions in the processing, handling, transportation and disposal of Explosives, to avoid damage to property or pollution. In that regard, TENANT shall provide security precautions reasonably required to safely process, handle, transport and dispose of the Explosives. In addition to the operating procedures provided by LANDLORD to TENANT on the date hereof, LANDLORD may provide TENANT with certain information regarding the operations at the Leased Premises, including procedures for processing, handling, transporting and disposal, as well as toxicological data. Such supplemental information is provided without warranty or representation as to its completeness or suitability.

          LANDLORD shall have the right to immediately suspend this Lease, without liability on the part of LANDLORD

to TENANT, if at any time LANDLORD in its reasonable judgment determines that TENANT has materially violated any material provision of this Article. The Lease shall remain suspended until TENANT corrects such violation; provided that TENANT shall have a right of access to the Leased Premises to correct such violations. Further, if TENANT fails to correct any such violation within thirty (30) days immediately following LANDLORD's notice to TENANT of the violation or if TENANT is diligently attempting to cure such violation but is unable to do so within such sixty (60) days following LANDLORD's notice, then within sixty (60) days following LANDLORD's notice to TENANT, LANDLORD has the right to terminate this Agreement.

          8.  TAXES AND ASSESSMENTS.
              ---------------------

     (a) For the purposes of this Lease, the term "Taxes" shall mean all real estate taxes and assessments, including substitutes therefor or supplements thereto, assessed upon, levied against or imposed on the Leased Premises and any improvements, fixtures and equipment located thereon.

     (b) During the term of this Lease, TENANT shall pay to LANDLORD, as Additional Rent, for each year during the term of this Lease, any increase in the real estate taxes levied against the Leased Premises over and above the amount of said real estate taxes for the year 1995. Such payment shall be made to LANDLORD, who shall pay such increase in real estate

taxes to Owner. It is understood that, because this Lease is not on a calendar year basis, TENANT's payment of any increase in real estate taxes levied against the Leased Premises over and above the 1995 taxes will be made on a pro rata basis.

     (c) TENANT shall pay any and all taxes on its personal property located on Leased Premises directly to the taxing authority.

          9.  REPAIR AND MAINTENANCE.  TENANT shall have the right to
              ----------------------
construct, operate and maintain on the Leased Premises any and all improvements deemed necessary or convenient in connection with its operations and shall have the further right at any time to remove any improvements, buildings or other structures of like nature within ninety (90) days after expiration of this Lease. Facilities, such as protective fencing and gates permanently installed, electrical wiring and air-flow baffle walls are to be left in place at the termination of this Lease or removed by TENANT at its expense, at LANDLORD's option.

          TENANT agrees that, at its sole cost and expense, it shall keep and maintain the surface area of the Leased Premises (located adjacent to the entrance of the mine), including all improvements constructed thereon by TENANT, in good repair, replacement and appearance during the continuance of this Lease and will with reasonable promptness

make all structural and nonstructural, foreseen and unforeseen, and ordinary and extraordinary changes and repairs of every kind and nature which may be required to be made upon or in connection with Leased Premises or any part thereof in order to keep and maintain Leased Premises in such good repair, replacement and appearance, so that the Leased Premises are in substantially the same condition at the end of the term of this Lease as they are on the first date written above, subject to normal wear and tear. Except as may be required pursuant to Section 12 herein, LANDLORD shall not be required to maintain, repair, or rebuild, or to make any alterations, replacements or renewals of any nature or description to Leased Premises or any part thereof, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to maintain Leased Premises or any part thereof in any way, and except as may be required pursuant to Section 12, herein TENANT hereby expressly waives any right to make repairs or replacements at the expense of LANDLORD which may be provided for in any statute or law in effect at the time of the execution of this Lease or any statute or law which may thereafter be enacted.

          10.  ACCESS - LEASED PREMISES, RECORDS AND INSPECTIONS.
               -------------------------------------------------
LANDLORD or LANDLORD's agents and designees shall have the right to enter upon the Leased Premises, including without limitation, the underground passages of the

mine, at all reasonable times with reasonable advance notice to TENANT, to examine same or to perform any obligation it may have hereunder, including without limitation cleanup of residue from the underground passages of the mine as provided in Section 12.5 and/or removal of two (2) underground storage tanks as provided in Section 12.6; or for any reasons pursuant to any rights under the Tolling Agreement; provided such access rights shall not interfere unreasonably with TENANT's operation of the Leased Premises or performance of its obligations under the Tolling Agreement.

          TENANT agrees to maintain a record of all explosions performed at the Leased Premises. Such records shall include, without limitation, (a) the type and quantity of explosives, and (b) the results of inspections the Leased Premises and scaling operations inside the mine. LANDLORD or its designee shall have the right from time to time, at LANDLORD's cost, to inspect and verify the records kept by TENANT in connection with this Lease.

          11.  REPRESENTATIONS AND WARRANTIES.  Except as expressly
               ------------------------------
provided in this Lease, LANDLORD makes no representations, warranties or guarantees to TENANT, either expressed or implied, with respect to the subject matter of this Lease. LANDLORD makes no representations or warranties as to the condition of the underground passages that are not part of the Leased Premises. LANDLORD warrants and

represents (a) that the MASTER LEASE is subsisting and is in full force and effect, (b) LANDLORD is not in default under the MASTER LEASE, (c) all rents and charges due thereunder are and shall be paid in accordance with the terms thereof, and (d) that LANDLORD has full right, power and authority to enter into this Lease. LANDLORD is aware of no reason why the Leased Premises cannot be used by TENANT for its intended purpose. LANDLORD covenants that, so long as TENANT is not in material breach of the terms and conditions of this Lease, TENANT shall peaceably and quietly have, hold, and enjoy the Leased Premises for the term hereof and any extensions to the term. Except as expressly provided herein, LANDLORD covenants and agrees faithfully to observe and perform all of the material terms, covenants and conditions of the MASTER LEASE on the part of LANDLORD to be performed with respect to the Leased Premises, (except as required to be performed by TENANT hereunder) and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the MASTER LEASE to be canceled, terminated, forfeited, or surrendered or which shall make LANDLORD liable for any damages, claims or penalties under the provisions of the MASTER LEASE.
LANDLORD covenants and agrees to keep the MASTER LEASE in good standing for the term hereof and any extension hereof. Both parties disclaim and waive any implied warranties and warranties imposed by law, including

warranties of merchantability, and warranties of fitness for a particular purpose.

          The parties acknowledge that the MASTER LEASE has not been signed by all Owners of the Dunbar Facility. LANDLORD has no reason to believe that any of such Owners will disturb TENANT's use or adversely effects TENANT's peaceful, quiet enjoyment and possession of the Leased Premises. In the event that any of such Owner's attempt to disturb TENANT's use of the Leased Premises or adversely impact TENANT's peaceful, quiet enjoyment and possession of the Leased Premises, LANDLORD and TENANT shall cooperate to promptly seek to discontinue the acts of such Owners.

          12.  INDEMNIFICATION AND LIMITATION OF LIABILITY.  The
               -------------------------------------------
following indemnifications and limitations of liability shall apply:

          12.1(a) TENANT agrees to defend, indemnify and hold harmless LANDLORD (including, its officers, directors, employees, subcontractors and agents) from and against any and all liability, claims, injuries (including death resulting therefrom), property damage, fine, penalty or assessment by any public agency, cost or expense (including costs of defense, settlement and reasonable attorneys' fees), which (1) except as provided in Section 12.2 below, are solely and directly caused by the TENANT's acts including without limitation, acts of negligence, gross negligence or

willful misconduct of TENANT, its agents, employees or subcontractors associated with, or arising out of the use of the Leased Premises, or the performance of this Lease, including any failure to comply with any pertinent Federal, State or local law, statute, regulation, rule, or (2) are caused jointly by acts of TENANT including without limitation, negligence, gross negligence or willful misconduct by TENANT, its agents, employees or subcontractors and any acts by any third party or parties. The term "liability" employed in the preceding sentence, and TENANT's indemnification obligation, includes any strict liability imposed at law, asserted against LANDLORD.

     (b) LANDLORD agrees to defend, indemnify and hold harmless TENANT (including its officers, directors, employees and agents) from and against any and all liability, claim, injury (including death resulting therefrom), property damage, fine, penalty or assessment by any public agency, cost or expense (including costs of defense, settlement and reasonable attorneys' fees), which (1) are solely and directly caused by the negligence, gross negligence or willful misconduct of LANDLORD, its agents, employees or subcontractors associated with, or arising from LANDLORD's obligations under this Agreement, or (2) are caused jointly by acts of Landlord including without limitation negligence, gross negligence or willful misconduct by LANDLORD it agents,

employees or subcontractors and any acts by any third party or parties. The term "liabilities" employed in the preceding sentence, and LANDLORD's indemnification obligation, includes any strict liability imposed at law asserted against TENANT.

     (c) Where acts or omissions of the nature referred to in paragraphs 12.1 (a) and (b) by both TENANT and LANDLORD (including their respective officers, directors, employees, subcontractors or agents) have caused any liabilities, damages, fines, penalties, costs, claims, demands and expenses, whether or not a third party's acts or omissions also were causal, TENANT and LANDLORD shall contribute to their common liability a pro rata share based upon the relative degree of fault of each. In such a case the parties shall share all costs equally until (i) there is a final court judgment allocating fault between the parties, or (ii) the parties agree to such an allocation.


          LANDLORD's indemnity shall not extend to acts or omissions of LANDLORD or any third party with respect to the underground passages of the mine that are not part of the Leased Premises.

     (d) The provisions of this paragraph 12 shall survive the termination of this Lease.

          12.2 Notwithstanding paragraph 12.1, with respect to any environmental issue (e.g., any environmental contamination, hazardous wastes or substances, or compliance

with any environmental law, regulation, and/or ordinance), the following indemnifications shall apply:

          (i) Except as expressly provided in this Agreement, TENANT agrees to defend, indemnify and hold harmless LANDLORD (including, its officers, directors, employees and agents) from and against all liabilities (including third party liabilities) losses, claims, damages, property damage, demands, judgments, fines or penalties insofar as not prohibited by law, costs and expenses (including, without limitation, clean-up costs and reasonable attorneys' fees and disbursements) which arise, or are alleged to arise, from or in connection with (1) TENANT's violation of, or TENANT's compliance with, any federal, state or local environmental law relating to or arising out of [

                                  ]* provided, however, that this
               indemnity shall not extend to losses, claims, damages, property damage, demands, judgments, fines or penalties directly related to

                    [
                                                      ]*


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

                    [


                                                     ]*

               that result in a violation of any existing environmental law [

                                           ]*; or (2) the generation,
               manufacture, refining, transportation, treatment, storage, handling, disposal, discharge or spill by TENANT or any third party occurring on or after the date hereof of any hazardous or toxic substance or wastes on the Leased Premises by TENANT. TENANT will resist and defend any action, suit or proceeding brought against LANDLORD in connection with the foregoing by independent counsel selected by TENANT, but which counsel is reasonably acceptable to LANDLORD.

               In the event of [
                                    ]* causes (a) the [
                                         ] as provided in [
                           ]*, or (b) TENANT's operations under [
                                                          ]*


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

               [                          ]*, to result in a violation
               of any such environmental law, then TENANT shall notify LANDLORD in writing and the parties shall diligently work to [
                                                  ]* provided in [
                             ]* to bring them in compliance with such
               law or laws.

          (ii) LANDLORD agrees to defend, indemnify and hold harmless TENANT (including its officers, directors, employees, agents and partners, and the respective officers, directors, employees and agents of said partners) from and against all liabilities (including third party liabilities), losses, claims, damages, property damage, demands, judgments, fines or penalties insofar as not prohibited by law, costs and expenses (including, without limitation, clean-up costs and reasonable attorneys' fees and disbursements) which arise, or are alleged to arise, from or in connection with (1) LANDLORD's violation of any federal, state or local environmental law, (2) LANDLORD's compliance with any federal, state or local environmental law, (3) [
                                                                    ]*


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

               [                    ]* which are presently in
               violation of a federal, state, or local environmental law,(4) the generation, manufacture, refining, transportation, treatment, storage, handling, disposal, discharge or spill of any hazardous or toxic substance or waste on the Leased Premises and the rest of the Dunbar Facility by LANDLORD or any third parties occurring prior to the date hereof, and (5) in the event of [
                       ]* causing (a) [
                        ]* as provided in [                   ]*, or
               (b) [
                                                             ]* to be
               in violation of any federal, state, or local environmental law, LANDLORD shall indemnify TENANT for liabilities, claims, judgments, fines or damages directly arising from [
                      ]* as it relates to (a) [
                                ]* as provided in [
                   ]*, or (b) [


                            ]*,


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

               [                                                  ]*
               LANDLORD will resist and defend any action, suit or proceeding brought against TENANT in connection with the foregoing by independent counsel selected by LANDLORD, but which counsel is reasonably acceptable to TENANT.

         (iii) Except as provided above, where acts or omissions of the nature referred to in clauses (i) and (ii) above by both TENANT and LANDLORD (including their respective officers, directors, employees, contractors or agents) have caused any liabilities, claims, injuries (including death resulting therefrom), property damage, fines, penalties or assessments by any public agency and costs or expenses, whether or not a third party's acts or omissions also were causal, TENANT and LANDLORD shall contribute to their common liability a pro rata share based upon the relative degree of fault of each. In such a case, the parties shall share all costs equally until (1) there is a final court judgment allocating fault between the parties, or (2) the parties agree to such an allocation.

          12.3 Notwithstanding any other provisions in this Lease to the contrary, neither party nor its partners,


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

agents, contractors, vendors or their employees, shall be liable to the other for consequential or indirect loss or damage, including loss of profit, loss of use, loss of operating time, loss of revenue, increased costs of producing revenues, cost of capital, or loss of goodwill, even if such party has been advised of the possibility of such damages. The parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, sole remedy provisions and limitations on liability expressed in this Lease shall survive termination or expiration of this Lease, and shall apply (unless otherwise expressly indicated), whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, including sole negligence, strict liability, or breach of warranty of the party indemnified, released or whose liabilities are limited, and shall extend to the partners, contractors, subcontractors, suppliers, directors, officers and employees, agents and related or affiliated entities of such party, and their partners, directors, officers and employees.

          12.4 If the expiration or earlier termination of this Lease activates any environmental law requiring audits and/or filings, (except as provided in Paragraph 12.5 and 12.6 below) TENANT shall bear the cost of any such audits and filings required by such laws insofar as they effect the Leased Premises.

          12.5 LANDLORD and TENANT acknowledge and agree that LANDLORD has been conducting explosive operations in the underground passages of the Leased Premises for thirty (30) years, and that such underground passages contain residue resulting from the detonation of Explosives. LANDLORD agrees to remove and dispose of such residue at a reasonable time prior to expiration or termination of the MASTER LEASE, or as required by law. LANDLORD shall in consultation with TENANT prepare a plan for removal and disposal of the residue. LANDLORD and TENANT agree to share the costs and expenses of removal and disposal of such residue pro rata based on the number of years that the parties have been operating at the Leased Premises. The parties acknowledge that TENANT may, at TENANT's option and at TENANT's cost and expense, partially remove and dispose of the residue in order to facilitate operations at the Leased Premises. Unless otherwise agreed by the parties, LANDLORD shall have no responsibility for such partial removal and disposal of residue.

          Except as provided in Section 12.2 above or in this Section 12.5, in no event does either party indemnify the other from and against liabilities (including third party liabilities), losses, claims, damages, property damage, demands, judgments, fines or penalties, costs and expenses (including, without limitation, clean-up costs and reasonable attorneys' fees and disbursements) which arise, or are

alleged to arise, from or in connection with the residue resulting from detonation of explosives in the underground passages of the Dunbar mine.

          12.6 TENANT acknowledges that two (2) 1000 gallon underground storage tanks are situate at the Leased Premises. Unless otherwise agreed by the parties, LANDLORD agrees to remove, dispose and , if necessary, remediate such underground storage tanks as soon as reasonably possible. LANDLORD shall in consultation with TENANT prepare a plan for removal and disposal of such underground storage tanks. LANDLORD shall, at LANDLORD's cost and expense, also cleanup any hazardous or toxic substance or waste resulting from spills, leaks, or overflows of the contents of such tanks. TENANT shall provide LANDLORD and LANDLORD's representatives with reasonable access to the Leased Premises in order to remove the tanks and perform any necessary cleanup.

          13.  DEFAULT.
               -------

     (a) Any of the following occurrences, conditions or acts shall constitute an "Event of Default" under this Lease:

          (i) If TENANT defaults in making payment when due of any installment of rent, Additional Rent or other amount payable hereunder by TENANT to LANDLORD, and such default continues for a period of fifteen
               (15) days after LANDLORD shall have given notice to TENANT specifying such default;

          (ii) If TENANT makes an assignment of this Lease or sublets all or a portion of the Leased Premises, except as is provided in Paragraph 17 herein, and such default continues for a period of thirty (30) days after LANDLORD shall have given notice to TENANT specifying such default; or

         (iii) If TENANT defaults in the observance or performance of any material provision of this Lease (other than those provisions referenced hereinabove under subparagraph (a)(i) and (ii)), and such default continues for a period of thirty
               (30) days after LANDLORD shall have given notice to TENANT specifying such default; provided, however, if such default cannot be wholly cured within such thirty (30) day period, then TENANT shall not be deemed to be in default so long as TENANT has commenced the cure of such default within said thirty (30) day period and continues, with due diligence, to prosecute said cure.

     (b) Upon the occurrence of an Event of Default, LANDLORD shall have the following remedies:

          (i) With respect to an Event of Default described in Paragraph 13(a)(i), if TENANT has not tendered payment of the amount in default, together with interest thereon at a rate per annum equal to one

               (1) point over the Bank of America's "reference rate" (the "Default Rate") as of the date of the Event of Default (which interest shall be calculated from the date of the Event of Default to the date of payment), on or before the fifteenth (15th) day after LANDLORD gives notice of such default under Paragraph 13(a)(i), then LANDLORD shall have the right to terminate this Lease by notice to TENANT. If LANDLORD exercises said termination right, said notice shall be deemed effective as of the fifteenth (15th) day following the giving of such notice; provided, however, if TENANT tenders payment of the amount in default, together with the interest due thereon at the Default Rate, prior to said effective date, said notice shall be deemed null and void.

          (ii) With respect to an Event of Default described in Paragraph 13(a)(ii), LANDLORD shall have the right to immediately terminate this Lease by notice to TENANT.

         (iii) With respect to an Event of Default described in Paragraph 13(a)(iii), LANDLORD shall have the right but not the obligation to take such reasonable action as is necessary to cure the

               default. All costs and expenses incurred by LANDLORD shall be for the account of TENANT, and shall be paid by TENANT, together with interest thereon at the Default Rate from the date of the giving of such statement to the date of payment, within thirty (30) days after receipt of a reasonably detailed statement itemizing the costs and expenses incurred by LANDLORD, together with receipts for such amounts.

          (iv) In the event of a default by LANDLORD under the terms of the MASTER LEASE, TENANT shall have the right but not the obligation to take such reasonable action as is necessary to cure the default. All costs and expenses incurred by TENANT shall be for the account of LANDLORD, and shall be paid by LANDLORD, together with interest thereon at the Default Rate from the date of the giving of such statement to the date of payment, within thirty (30) days after receipt of a reasonably detailed statement itemizing the costs and expenses incurred by TENANT, together with receipts for such amounts.

          14.  INSURANCE.
               ---------

     (a) TENANT shall at its expense obtain and maintain, or cause to be obtained and maintained, insurance during the

term of this Lease: Comprehensive or Commercial General Liability Insurance with bodily injury and property damage combined single
limits of at least [                                 ]* per
occurrence, with a deductible of not more than [
              ]*. Such insurance shall include, but not necessarily be limited to, specific coverage for contractual liability encompassing the indemnification provisions in Paragraph 12, broad form property damage liability, personal injury liability, explosion and collapse hazard coverage, and products/completed operations liability.

     (b) The amounts of insurance required in this Paragraph 14 may be satisfied by TENANT purchasing primary coverage in the amounts specified or by buying a separate excess Umbrella Liability policy together with lower limit primary underlying coverage. The structure of the coverage is TENANT's option, so long as the total amount of insurance meets the requirements of this Paragraph 14. The coverages described above and any Umbrella or Excess coverage should be "occurrence" form policies. The insurance requirements listed above are minimum requirements. LANDLORD and TENANT shall from time to time renegotiate these minimum insurance requirements to reflect increases in insured values where applicable. Further, neither failure to comply nor full compliance by either party with the insurance provisions of


                                        *  Indicates portions of text
                                        that have been omitted.  A
                                        separate filing of such
                                        omitted text has been made
                                        with the Commission as part of
                                        Registrant's application for
                                        confidential treatment.

this Agreement shall limit or relieve TENANT from indemnifying and holding harmless LANDLORD in compliance with the provisions of this Agreement.

     (c) In lieu of purchasing insurance coverages of the types and in the amounts set forth in Paragraph 14 above, LANDLORD elects to self-insure its liabilities under this Lease. Further, neither failure to comply nor full compliance by either party with the insurance provisions of this Lease shall limit or relieve LANDLORD from indemnifying and holding harmless TENANT in compliance with the provisions of this Lease.

     (d) Upon LANDLORD's request, certificates of insurance evidencing the coverages required above of TENANT shall be filed with LANDLORD. Such certificates shall provide that the insurer will give LANDLORD thirty (30) days advance notice of any changes in or cancellation of coverage.

     Neither failure of TENANT to comply with any or all of the insurance provisions of the Agreement, nor the failure to secure endorsements on the policies as may be necessary to carry out the terms and provisions of the Agreement, shall be construed to limit or relieve TENANT from any of its obligations under the Agreement, including the Insurance Article.

          15.  CASUALTY.  If, during the term of this Lease, the
               --------
Leased Premises, including the mine situate on the Leased

Premises, shall be destroyed, or so injured or damaged by fire, the elements, acts of God, or other insurable casualty, structural defects or from any other cause so as to be unfit for occupancy or not be economically feasible for the operation of TENANT's business, this Lease shall, at TENANT's option, terminate and TENANT shall not be liable to pay rent after such occurrence. If the injury or damage is such that TENANT notifies LANDLORD as soon as reasonably possible (but in no event more than ninety (90) days after such injury) that the TENANT is diligently pursuing plans for restoration of the Leased Premises and within ninety (90) working days from the delivery of such notice, either restores the Leased Premises, or, if such restoration cannot be completed in ninety (90) working days, commences and diligently pursues such restoration, this Lease shall not be terminated but the rent shall be suspended as to that portion of the Leased Premises rendered untenantable or unsuitable for the operation of TENANT's business and in such case any rent paid in advance but unearned shall be refunded to TENANT. If TENANT does not notify LANDLORD within the time hereinabove specified or if as soon as possible (but in no event longer than ninety (90) working days after the date of the injury), TENANT (a) is not diligently pursuing the necessary repairs, or (b) the Parties agree that the repairs cannot be completed within one hundred eighty (180) days following the date of

such notice, then this Lease may immediately be terminated by LANDLORD.

          16.  QUIET ENJOYMENT.  LANDLORD covenants and warrants that,
               ---------------
as long as no default on the part of TENANT shall have occurred and be continuing under this Lease beyond any applicable grace or cure period provided herein, LANDLORD or persons claiming by, through or under LANDLORD will take no action or neglect to take any action which interferes with the peaceful and quiet enjoyment and possession of the Leased Premises by TENANT for the term hereof and any extensions to the term.

          17. ASSIGNMENT AND SUBLETTING.
              -------------------------

     (a) TENANT shall have the right to assign its rights and duties under this Lease, either as collateral security or to another entity created in connection with the financing arrangements entered into by TENANT, by notifying LANDLORD of such assignment. In the event of any such assignment, TENANT shall remain liable for performance hereunder for the term of this Lease.

     (b) Except as provided in the Lease, neither party may assign this Lease in whole or in part, or any rights granted hereunder, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Except as provided in this Lease, any transfer, assignment, delegation or attempted transfer, assignment or delegation

under this Lease or of any of such rights or duties herein granted or imposed whether voluntary, by operation of law or otherwise, without consent in writing, shall cause this Lease to be terminated at the election of the party whose written consent has not been obtained. TENANT shall not, without the prior written consent of LANDLORD, sublet any portion of the Leased Premises. Subject to the foregoing, this Lease shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

     Notwithstanding anything to the contrary contained herein, LANDLORD may assign this Lease to the purchaser of all or substantially all of LANDLORD's MYPOLEX(R) industrial diamonds business and TENANT may assign this Lease to the purchaser of all or substantially all of TENANT's business. The parties acknowledge that consent of the Owners would be required for any such assignments.

          18.  GOVERNING LAW.  This Lease and the performance thereof
               -------------
shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Pennsylvania.

          19.  SURRENDER.  TENANT hereby agrees to surrender the
               ---------
Leased Premises in good condition and repair. Notwithstanding anything herein to the contrary (except if required by law), TENANT shall only be required to perform a Phase 1 environmental audit upon the termination or expiration of this Lease. The provisions of this Paragraph

shall survive the expiration or sooner termination of this Lease.

          20.  AMENDMENT AND RECORDATION.  This Lease may not be
               -------------------------
amended, supplemented, or modified, except by an instrument in writing, signed by LANDLORD and TENANT. This Lease may not be recorded by either party.

          21.  WAIVER.  Failure of LANDLORD or TENANT to complain of
               ------
any act or omission on the part of the other party no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by LANDLORD or TENANT at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision.

          22.  BROKER.  Each party hereby represents and warrants to
               ------
the other party that it has not dealt with any real estate broker or finder in connection with the transaction evidenced by this Lease, and said party agrees to indemnify, defend and hold harmless the other party from and against any threatened or asserted claims, liabilities, losses or judgments (including reasonable attorneys' fees and disbursements) by any such broker or finder claiming to have dealt with the indemnifying party.

          23.  NOTICES.  Every notice, approval, consent or other
               -------
communication required or permitted under this Lease shall be in writing, shall be deemed to have been duly given on the date of receipt, and shall be either served personally on the party to whom notice is to be given, or mailed to the party to whom notice is to be given, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address stated opposite its name below, or at the most recent address specified by written notice given to the other party in the manner provided in this Paragraph.

          To LANDLORD
          -----------

          E. I. du Pont de Nemours and Company
          Corporate Real Estate
          1007 Market Street
          Wilmington, DE  19898

     with a copy to:

          E. I. du Pont de Nemours and Company
          Specialty Chemicals
          Brandywine Building
          1007 Market Street
          Wilmington, DE 19898
          Attn:   Manager - Mypolex(R) industrial diamonds

          and

          E. I. du Pont de Nemours and Company
          Specialty Chemicals
          Repauno Plant
          Repauno Drive
          P. O. Box 68
          Gibbstown, N.J.  08027


          To TENANT
          ---------

          Dynamic Materials Corporation
          551 Aspen Ridge Drive
          Lafayette, Colorado 80026
               Attention:  Chief Executive Officer


          24.  PARTIAL INVALIDITY.  If any term, covenant, condition
               ------------------
or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. Any provision of this Lease which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent to which it is held invalid or unenforceable, but any such invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

          25.  NO PARTNERSHIP.  Nothing in this Lease or the
               --------------
transaction for which it is written shall constitute or create a joint venture, partnership, agency or any other similar arrangement between LANDLORD and TENANT, and neither party is authorized to act as agent for the other party.

          26.  CAPTIONS.  Titles or captions of Paragraphs contained
               --------
in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe or otherwise affect the scope or meaning of this Lease or the intent of any provision hereof. All Exhibits attached hereto shall be considered a part hereof as though fully set forth herein.

          27.  COUNTERPARTS.  The parties may execute this Lease in
               ------------
two (2) or more counterparts, which shall, in the aggregate, be signed by both the parties; and each counterpart shall be deemed an original instrument as against any party who has signed it.

          28.  SUCCESSION.  All of the covenants, agreements,
               ----------
conditions and undertakings of this Lease shall extend and

inure to and be binding upon the successors and permitted assigns of the respective parties hereto.

     IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed on the day and year first above written.


                         E. I. DU PONT DE NEMOURS AND COMPANY


                         By: /s/ W. A. Sullivan
                            ------------------------------------------

                         Print Name:  W. A. Sullivan
                                    ----------------------------------

                         Title:   [ILLEGIBLE]
                               ---------------------------------------

                         Date:   7/19/96
                              ----------------------------------------


                         DYNAMIC MATERIALS CORPORATION


                         By: /s/ Paul Lange
                            ------------------------------------------

                         Print Name:  Paul Lange
                                    ----------------------------------

                         Title: Pres/CEO
                               ---------------------------------------

                         Date:  7/22/96
                              ----------------------------------------

                                  39